UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2010

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit
Plans.

On November 19, 2010, CenturyLink, Inc. (the “Company”) received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, informing the Company of a trading blackout period for the following 401(k) Plans: (1) the CenturyLink Dollars & Sense 401(k) Plan, (2) the CenturyLink Union 401(k) Plan, and (3) the Embarq Retirement Savings Plan (collectively, the “401(k) Plans”).

On November 24, 2010, the Company provided notice to its directors and officers informing them of the blackout period for such 401(k) Plans and the applicable trading restrictions.  This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR of the Securities Exchange Act of 1934, as amended.

The trading blackout period is required to facilitate changing the service provider for the 401(k) Plans.  In connection with this change, the Company’s current and former employees who participate in the 401(k) Plans will be temporarily unable to: (1) direct or diversify investments in their 401(k) Plan accounts (including transfers into or out of investments in Company Stock in the 401(k) Plans), (2) receive distributions from the 401(k) Plans, (3) obtain loans, (4) make withdrawals, or (5) change contribution rates or investment elections.

The blackout period for the 401(k) Plans will begin on December 23, 2010 and is expected to end the week of January 9, 2011.  During this period, with certain limited exceptions, the directors and officers will not be permitted to purchase, sell or otherwise acquire or transfer, directly or indirectly, any equity securities of the Company.

A copy of the notice to directors and executive officers is attached as Exhibit 99 to this current report on Form 8-K and is incorporated herein by reference.  During the blackout period and for a period of two years after the ending date of the blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period and other information regarding the blackout period by contacting Marina Pearson by telephone at (360) 905-7972 or by mail at CenturyLink, Inc., 805 Broadway, Vancouver, WA 98668.

Item 8.01.	Other Events.

Effective January 1, 2011, the Company is changing the retirement benefits it offers its employees as part of an ongoing process to align overall benefits for legacy Embarq Corporation and CenturyLink, Inc. employees.  In addition to changes to the benefits offered under certain 401(k) plans sponsored by the Company, benefit accruals under the Company’s defined benefit pension plans for non-represented employees will be permanently frozen as of December 31, 2010.  These changes align our retirement benefits closer to those offered by our competitors, many of whom have previously effected similar changes over the past several years.  Based on the current number of employees participating in the plans and current market conditions, the Company anticipates that these changes in pension benefits will result in annual cost savings of approximately $20 million over the first five years.

Forward Looking Statements

Statements in this Form 8-K pertaining to the expected benefits of the Company’s benefit plan changes are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only and are subject to risks and uncertainties that may cause actual results to differ materially.  Factors that could affect actual results include but are not limited to changes in the number of employees participating in the Company’s benefit plans or the level of their participation, changes in the Company’s compensation practices or programs, changes in market conditions, changes in the Company’s cash requirements or financial position, and the other risks described in the Company’s most recent Annual Report on Form 10-K, as updated and supplemented by its subsequent reports filed with the Securities and Exchange Commission.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)           An exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYLINK, INC.

By: /s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller
Dated: November 26, 2010

EXHIBIT INDEX

Exhibit No.	Description
99	Notice to Directors and Executive Officers dated November 24, 2010.